Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR FOURTH QUARTER 2019

ATLANTA, GA (January 24, 2020) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $10.7 million, or $0.42 per diluted share, for the fourth quarter of 2019, compared to  $12.4 million, or $0.50 per diluted share, for the third quarter of 2019, and $9.7 million, or $0.40 per diluted share, for the fourth quarter of 2018. For the year ended December 31, 2019, net income was $44.7 million, or $1.81 per diluted share, compared to $41.3 million, or $1.69 per diluted share, for the year ended December 31, 2018.

On October 30 2019, the Company completed its initial public offering of 1,224,513 shares of common stock, including the exercise of the over-allotment of 224,513 shares, for net proceeds of $13.9 million after deducting underwriting discounts, commissions, and estimated offering expenses.

Fourth Quarter 2019 Highlights:

•	Net income of $10.7 million, or $0.42 per diluted share.
•	Annualized return on average assets was 2.57%, compared to 3.07% for the third quarter of 2019 and 2.68% for the fourth quarter of 2018.
•	Annualized return on average equity was 20.40%, compared to 26.44% for the third quarter of 2019 and 23.84% for the fourth quarter of 2018.
•	Efficiency ratio of 40.5%, compared to 37.7% for the third quarter of 2019 and 44.5% for the fourth quarter of 2018.

Full Year 2019 Highlights:

•	Net income of $44.7 million, or $1.81 per diluted share, compared to $41.3 million, or $1.69 per diluted share, in 2018.
•	Return on average assets was 2.87%, compared to 3.01% in 2018.
•	Return on average equity was 24.23%, compared to 27.95% in 2018.
•	Efficiency ratio was 39.7%, compared to 40.3% in 2018.
•	Total assets increased by $199.2 million, or 13.9%, to $1.63 billion from $1.43 billion at December 31, 2018.
•	Total loans, including loans held for sale, increased by $46.5 million, or 3.9%, to $1.25 billion from $1.20 billion at December 31, 2018.
•	The yield earned on average loans, including loans held for sale, was 6.14%, compared to 5.92% in 2018.

•	Net charge-offs to average loans was a net recovery of 0.02% compared to a net charge-off of 0.14% in 2018.

Results of Operations

Net Income

Net income was $10.7 million for the fourth quarter of 2019, a decrease of $1.7 million, or 13.6%, from $12.4 million for the third quarter of 2019. This decrease was primarily due to decreases in net interest income of $1.0 million and noninterest income of $1.6 million, offset by decreases in noninterest expense of $322,000 and income tax expense of $668,000. Net income increased $934,000, or 9.6%, in the fourth quarter of 2019 compared to net income of $9.7 million for the fourth quarter of 2018. This increase was primarily due to increases in net interest income of $469,000 and noninterest income of $256,000, and a decrease in noninterest expense of $645,000, offset by an increase in income tax expense of $484,000.

Net Interest Income and Net Interest Margin

Interest income totaled  $20.6 million for the fourth quarter of 2019, a decrease of $1.3 million, or 5.9%, from the previous quarter, primarily due to an 18 basis point decrease in the yield on average loans, including loans held for sale, and an 81 basis points decrease in the yield on average federal funds sold and interest-bearing cash accounts. As compared to the fourth quarter of 2018, interest income increased by $1.6 million, or 8.4%, primarily due to the 12 basis point increase in the yield on average loans coupled with a $64.2 million increase in average loan balances.

Interest expense totaled $5.7 million for the fourth quarter of 2019, a decrease of $248,000, or 4.2%, from the previous quarter, primarily due to a 14 basis point decrease in deposit costs. As compared to the fourth quarter of 2018,  interest expense increased in the fourth quarter of 2019 by $1.1 million, or 24.9%, primarily due to a 26 basis points increase in deposit costs coupled with a $76.6 million increase in average interest-bearing deposits balances.

The net interest margin for the fourth quarter of 2019 was 3.82%  compared to 4.22% for the previous quarter, a decrease of 40 basis points. The cost of interest-bearing liabilities decreased by 17 basis points to 2.06%, while the yield on interest-earning assets decreased by 51 basis points to 5.27%  from 5.78%  for the previous quarter.  Average earning assets increased by $49.3 million, due to an increase in lower yielding assets including  $101.1 million in federal funds sold and interest-earning cash accounts, offset by a $51.2 million decrease in average loans. Average interest-bearing liabilities increased by $37.3 million as average interest-bearing deposits increased by $11.7  million and average borrowings increased by $25.5 million.

As compared to the same period a year ago, the net interest margin for the fourth quarter of 2019 decreased by 38 basis points to 3.82% from 4.20%, due to an 18 basis point increase in the cost of interest-bearing liabilities of $1.09 billion and a decrease of 24 basis points in the yield on interest-earning assets of $1.55 billion. Average earning assets increased by $183.8 million, primarily due to an increase of $64.2 million in average loans and $122.9 million in federal funds sold and interest-earning cash accounts. Average interest-bearing liabilities increased by $134.6 million, driven by an increase in average interest-bearing deposits of $76.6 million and average borrowings of $58.0 million.

Noninterest Income

Noninterest income for the fourth quarter of 2019 was $9.4 million, a decrease of $1.6 million, or 14.9%, from the third quarter of 2019, primarily due to lower mortgage and SBA servicing income and gains on sale, as well a decrease in other commissions and fees earned from mortgage loan originations as loan volume declined during the fourth quarter of 2019.

Compared to the same period a year ago, noninterest income for the quarter increased by $256,000,  or 2.8%, primarily due to the increase in the gains earned from the sales of SBA and mortgage loans.

Noninterest Expense

Noninterest expense for the fourth quarter of 2019 totaled $9.8 million, a decrease of $322,000, or 3.2%, from  $10.2 million for the third quarter of 2019. The decrease was primarily attributable to lower salaries and employee benefits. Compared to the fourth quarter of 2018, noninterest expense decreased by $645,000, or 6.2%, partially due to lower mortgage related expenses.

The Company’s efficiency ratio was 40.5%  in the fourth quarter of 2019 compared with 37.7% and 44.5% for the third quarter of 2019 and fourth quarter of 2018, respectively.

Income Tax Expense

The Company’s effective tax rate for the fourth quarter of 2019 was 26.2%, compared to 26.5% for the third quarter of 2019 and 25.4% for the fourth quarter of 2018. The effective tax rate for the year ended 2019 was 26.5% compared to 26.2% for the year ended 2018.

Balance Sheet

Total Assets

Total assets were $1.63 billion at December 31, 2019, a decrease of $12.9 million, or 0.8%, from $1.64 billion at September 30, 2019,  and an increase of $199.2 million, or 13.9%, from $1.43 billion at December 31, 2018. The $12.9 million decrease from the prior quarter was mainly due to a decrease in loans held for investment of $97.9 million, offset by a $85.8 million increase in loans held for sale.  The $199.2 million increase from the prior year end was primarily due to increases in cash and due from banks of $140.2 million and total loans, including loans held for sale, of $46.5 million.

Loans

Loans held for investment at  December 31, 2019, were $1.16 billion, a decrease of $97.9 million, or 7.8%, compared to $1.26 billion at September 30, 2019, and an increase of $17.6 million, or 1.5%, compared to $1.14 billion at December 31, 2018. The decline in loans held for investment during the fourth quarter of 2019 was primarily due to a $82.1 million decrease in residential mortgages and a $11.7 million decrease in commercial real estate loans from the previous quarter.  Loans held for sale were $85.8 million at December 31, 2019, compared to zero at September 30, 2019 and $56.9 million at December 31, 2018.

Deposits

Total deposits at December 31, 2019 were $1.31 billion, a decrease of $28.0 million, or 2.1%, compared to total deposits of $1.34 billion at September 30, 2019, and an increase of $63.1 million, or 5.1%, compared to total deposits of $1.24 billion at December 31, 2018. The decrease from the prior quarter was primarily due to the decrease in noninterest bearing deposits and time deposits.

Noninterest bearing deposits were $292.0 million at September 30, 2019, compared to $311.2 million at September 30, 2019, and $299.2 million at December 31, 2018. Noninterest bearing deposits constituted  22.3% of total deposits at December 31, 2019, compared to 23.3% at September 30, 2019, and 24.0% at December 31, 2018. Interest bearing deposits were $1.015 billion at December 31, 2019, compared to $1.024 billion at September 30, 2019, and $945.1 million at December 31, 2018. Interest bearing deposits constituted  77.7% of total deposits at December 31, 2019, compared to 76.7% at September 30, 2019, and 76.0% at December 31, 2018.

Asset Quality

The Company recorded no provision for loan losses during the fourth quarter of 2019 as asset quality remained strong. Annualized net charge-offs to average loans for the fourth quarter of 2019 was 0.00%, compared to a net recovery of 0.11% for the third quarter of 2019, and a net charge-off of 0.10% for the fourth quarter of 2018. Annualized net charge-offs to average loans for the year ended December 31, 2019 was a net recovery of 0.02% compared to net charge-off of 0.14% for the year ended December 31, 2018

Nonperforming assets totaled $15.1 million, or 0.93% of total assets, at December 31, 2019, an increase of $178,000 from $14.9 million, or 0.91% of total assets, at September 30, 2019, and an increase of $6.1 million from $9.0 million, or 0.63% of total assets, at December 31, 2018. The slight increase during the quarter was due to a $1.2 million increase in nonaccrual residential mortgage loans, offset by a $509,000 decrease in loans past due ninety days and still accruing and a $510,000 decrease in accruing troubled debt restructured loans.

Allowance for loan losses as a percentage of total loans held for investment was 0.59% at December 31, 2019, compared to 0.54% and 0.58% at September 30, 2019 and December 31, 2018, respectively. Allowance for loan losses as a percentage of nonperforming loans was 46.54% at December 31, 2019, compared to 47.19% and 74.12% at September 30, 2019 and December 31, 2018, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta metropolitan area. Founded in 2006, Metro City Bank currently operates 19 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as

“will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: business and economic conditions, particularly those affecting the financial services; changes in the interest rate environment, including changes to the federal funds rate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; and legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the SEC on October 3, 2019 (Registration No. 333-233625), relating to our initial public offering, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President & Chief Financial Officer	SVP/Senior Accounting Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of or for the Three Months Ended					As of or for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2019	2019	2019	2019	2018	2019	2018
Selected income statement data:
Interest income	$20,625	$21,908	$20,818	$19,862	$19,023	$83,213	$72,879
Interest expense	5,681	5,929	5,570	5,058	4,548	22,238	14,675
Net interest income	14,944	15,979	15,248	14,804	14,475	60,975	58,204
Provision for loan losses	—	—	—	—	48	—	1,237
Noninterest income	9,360	11,001	12,098	7,434	9,104	39,893	37,609
Noninterest expense	9,840	10,162	9,934	10,064	10,485	40,000	38,575
Income tax expense	3,794	4,462	4,452	3,442	3,310	16,150	14,667
Net income	10,670	12,356	12,960	8,732	9,736	44,718	41,334
Per share data:
Basic income per share	$0.42	$0.51	$0.54	$0.36	$0.40	$1.82	$1.71
Diluted income per share	$0.42	$0.50	$0.53	$0.36	$0.40	$1.81	$1.69
Dividends per share	$0.11	$0.11	$0.10	$0.10	$0.10	$0.42	$0.38
Book value per share (at period end)	$8.49	$8.00	$7.58	$7.20	$6.95	$8.49	$6.95
Shares of common stock outstanding	25,529,891	24,305,378	24,305,378	24,148,062	24,258,062	25,529,891	24,258,062
Weighted average diluted shares	25,586,733	24,502,621	24,386,049	24,540,538	24,591,537	24,729,535	24,475,698
Performance ratios:
Return on average assets	2.57%	3.07%	3.44%	2.42%	2.68%	2.87%	3.01%
Return on average equity	20.40	26.44	29.61	21.08	23.84	24.23	27.95
Dividend payout ratio	26.36	21.79	18.85	28.10	25.21	23.26	22.48
Yield on total loans	6.04	6.22	6.11	6.18	5.92	6.14	5.92
Yield on average earning assets	5.27	5.78	5.83	5.80	5.51	5.66	5.60
Cost of average interest bearing liabilities	2.06	2.23	2.23	2.09	1.88	2.15	1.60
Cost of deposits	2.15	2.29	2.23	2.10	1.89	2.19	1.60
Net interest margin	3.82	4.22	4.27	4.32	4.20	4.15	4.48
Efficiency ratio(1)	40.49	37.66	36.33	45.26	44.47	39.66	40.26
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	0.00%	(0.11)%	0.01%	0.04%	0.10%	(0.02)%	0.14%
Nonperforming assets to gross loans and OREO	1.30	1.18	1.41	0.98	0.78	1.30	0.78
ALL to nonperforming loans	46.54	47.19	38.67	58.46	74.12	46.54	74.12
ALL to loans held for investment	0.59	0.54	0.54	0.57	0.58	0.59	0.58
Balance sheet and capital ratios:
Gross loans held for investment to deposits	88.97%	94.46%	91.88%	88.68%	92.08%	88.97%	92.08%
Noninterest bearing deposits to deposits	22.34	23.30	23.87	23.38	24.05	22.34	24.05
Common equity to assets	13.28	11.82	12.09	11.70	11.77	13.28	11.77
Leverage ratio	12.70	11.68	11.67	11.35	11.14	12.70	11.14
Common equity tier 1 ratio	21.28	18.82	17.99	17.40	17.44	21.28	17.44
Tier 1 risk-based capital ratio	21.28	18.82	17.99	17.40	17.44	21.28	17.44
Total risk-based capital ratio	21.98	19.51	18.66	18.09	18.16	21.98	18.16
Mortgage and SBA loan data:
Mortgage loans serviced for others	$1,168,601	$1,122,551	$1,016,352	$839,352	$804,188	$1,168,601	$804,188
Mortgage loan production	112,259	163,517	188,713	151,068	182,889	615,557	716,140
Mortgage loan sales	106,548	152,503	205,893	55,123	144,991	520,067	536,001
SBA loans serviced for others	441,593	446,266	443,830	425,694	431,201	441,593	431,201
SBA loan production	30,763	48,878	45,838	29,556	37,890	155,035	121,009
SBA loan sales	30,065	28,914	28,675	30,751	17,036	118,405	93,297

(1)Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2019	2019	2019	2019	2018
ASSETS
Cash and due from banks	$270,496	$264,981	$151,117	$105,510	$130,263
Federal funds sold	5,917	9,567	5,966	7,140	8,164
Cash and cash equivalents	276,413	274,548	157,083	112,650	138,427
Securities purchased under agreements to resell	15,000	15,000	15,000	15,000	15,000
Securities available for sale (at fair value)	15,695	15,913	17,846	18,712	18,888
Loans	1,161,162	1,259,046	1,188,419	1,136,654	1,143,575
Allowance for loan losses	(6,839)	(6,850)	(6,483)	(6,526)	(6,645)
Loans less allowance for loan losses	1,154,323	1,252,196	1,181,936	1,130,128	1,136,930
Loans held for sale	85,793	—	69,686	141,177	56,865
Accrued Interest Receivable	5,101	5,465	5,290	5,439	4,957
Federal Home Loan Bank stock	3,842	3,842	1,292	1,292	1,163
Premises and equipment, net	14,460	14,484	14,465	14,480	14,391
Operating lease right-of-use asset	11,957	12,431	12,783	—	—
Foreclosed real estate, net	423	423	—	—	—
SBA servicing asset, net	8,188	8,566	8,682	8,500	8,446
Mortgage servicing asset, net	18,068	17,740	16,771	14,909	14,934
Bank owned life insurance	20,219	20,101	19,982	19,865	19,749
Other assets	2,376	4,036	3,693	3,231	2,900
Total assets	$1,631,858	$1,644,745	$1,524,509	$1,485,383	$1,432,650

LIABILITIES
Noninterest-bearing deposits	$292,008	$311,198	$309,343	$300,228	$299,182
Interest-bearing deposits	1,015,369	1,024,154	986,844	983,751	945,050
Total deposits	1,307,377	1,335,352	1,296,187	1,283,979	1,244,232
Federal Home Loan Bank advances	60,000	60,000	—	—	—
Other borrowings	3,129	3,154	3,585	3,752	4,257
Operating lease liability	12,476	12,922	13,253	—	—
Accrued interest payable	890	940	1,415	1,663	1,251
Other liabilities	31,262	37,955	25,752	22,238	14,302
Total liabilities	$1,415,134	$1,450,323	$1,340,192	$1,311,632	$1,264,042

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	255	243	243	242	242
Additional paid-in capital	53,854	39,526	39,096	38,746	39,915
Retained earnings	162,616	154,652	144,989	134,833	128,555
Accumulated other comprehensive income (loss)	(1)	1	(11)	(70)	(104)
Total shareholders' equity	216,724	194,422	184,317	173,751	168,608
Total liabilities and shareholders' equity	$1,631,858	$1,644,745	$1,524,509	$1,485,383	$1,432,650

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2019	2019	2019	2019	2018	2019	2018
Interest and dividend income:
Loans, including Fees	$19,483	$20,857	$20,159	$18,839	$18,116	$79,338	$70,246
Other investment income	1,023	907	496	868	748	3,294	2,169
Federal funds sold	119	144	163	155	159	581	464
Total interest income	20,625	21,908	20,818	19,862	19,023	83,213	72,879

Interest expense:
Deposits	5,576	5,873	5,445	5,057	4,545	21,951	14,011
FHLB advances and other borrowings	105	56	125	1	3	287	664
Total interest expense	5,681	5,929	5,570	5,058	4,548	22,238	14,675

Net interest income	14,944	15,979	15,248	14,804	14,475	60,975	58,204

Provision for loan losses	—	—	—	—	48	—	1,237

Net interest income after provision for loan losses	14,944	15,979	15,248	14,804	14,427	60,975	56,967

Noninterest income:
Service charges on deposit accounts	296	294	262	255	260	1,107	1,036
Other service charges, commissions and fees	2,335	2,592	3,058	2,399	2,727	10,384	10,395
Gain on sale of residential mortgage loans	2,687	2,901	2,615	938	1,723	9,141	5,679
Mortgage servicing income, net	2,046	2,594	3,315	1,339	2,715	9,294	11,994
Gain on sale of SBA loans	1,148	1,404	1,565	1,327	577	5,444	4,616
SBA servicing income, net	665	900	1,137	1,043	791	3,745	3,119
Other income	183	316	146	133	311	778	770
Total noninterest income	9,360	11,001	12,098	7,434	9,104	39,893	37,609

Noninterest expense:
Salaries and employee benefits	5,997	6,573	6,037	6,316	6,562	24,923	23,569
Occupancy	1,202	1,161	1,231	1,155	1,133	4,749	4,086
Data Processing	264	245	227	293	198	1,029	842
Advertising	194	142	143	170	156	649	613
Other expenses	2,183	2,041	2,296	2,130	2,436	8,650	9,465
Total noninterest expense	9,840	10,162	9,934	10,064	10,485	40,000	38,575

Income before provision for income taxes	14,464	16,818	17,412	12,174	13,046	60,868	56,001
Provision for income taxes	3,794	4,462	4,452	3,442	3,310	16,150	14,667
Net income available to common shareholders	$10,670	$12,356	$12,960	$8,732	$9,736	$44,718	$41,334

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$242,388	$954	1.56%	$141,239	$842	2.37%	$119,502	$675	2.24%
Securities purchased under agreements to resell	15,000	87	2.30	15,000	107	2.83	15,000	108	2.86
Securities available for sale	15,823	101	2.53	16,486	102	2.45	19,172	124	2.57
Total investments	273,211	1,142	1.66	172,725	1,051	2.41	153,674	907	2.34
Construction and development	30,508	472	6.14	34,903	579	6.58	42,857	675	6.25
Commercial real estate	471,667	7,651	6.44	474,455	8,210	6.87	412,832	6,837	6.57
Commercial and industrial	48,664	820	6.69	46,931	837	7.08	32,300	578	7.10
Residential real estate	726,671	10,493	5.73	772,068	11,181	5.75	723,413	9,967	5.47
Consumer and other	1,778	47	10.49	2,142	50	9.26	3,650	59	6.41
Gross loans(2)	1,279,288	19,483	6.04	1,330,499	20,857	6.22	1,215,052	18,116	5.92
Total earning assets	1,552,499	20,625	5.27	1,503,224	21,908	5.78	1,368,726	19,023	5.51
Noninterest-earning assets	94,805			95,437			74,850
Total assets	1,647,304			1,598,661			1,443,576
Interest-bearing liabilities:
NOW and savings deposits	51,259	40	0.31	49,880	40	0.32	61,264	57	0.37
Money market deposits	173,223	773	1.77	152,867	822	2.13	62,229	221	1.41
Time deposits	806,764	4,763	2.34	816,752	5,011	2.43	831,187	4,267	2.04
Total interest-bearing deposits	1,031,246	5,576	2.15	1,019,499	5,873	2.29	954,680	4,545	1.89
Borrowings	62,610	105	0.67	37,075	56	0.60	4,599	3	0.26
Total interest-bearing liabilities	1,093,856	5,681	2.06	1,056,574	5,929	2.23	959,279	4,548	1.88
Noninterest-bearing liabilities:
Noninterest-bearing deposits	291,260			303,759			297,217
Other noninterest-bearing liabilities	54,652			52,954			25,072
Total noninterest-bearing liabilities	345,912			356,713			322,289
Shareholders' equity	207,536			185,374			162,008
Total liabilities and shareholders' equity	$1,647,304			$1,598,661			$1,443,576
Net interest income		$14,944			$15,979			$14,475
Net interest spread			3.21			3.55			3.63
Net interest margin			3.82			4.22			4.20

(1)Includes income and average balances for term federal funds sold, interest-earning time deposits and other miscellaneous interest-earning assets.

(2)Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Year Ended
	December 31, 2019			December 31, 2018
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$145,096	$3,010	2.07%	$79,699	$1,758	2.21%
Securities purchased under agreements to resell	15,000	421	2.81	15,000	372	2.48
Securities available for sale	17,413	444	2.55	20,174	503	2.49
Total investments	177,509	3,875	2.18	114,873	2,633	2.29
Construction and development	33,567	2,088	6.22	46,050	2,763	6.00
Commercial real estate	458,259	30,864	6.74	394,770	25,521	6.46
Commercial and industrial	43,003	3,049	7.09	36,208	2,507	6.92
Residential real estate	755,244	43,130	5.71	702,753	39,058	5.56
Consumer and other	2,310	207	8.96	5,961	397	6.66
Gross loans(2)	1,292,383	79,338	6.14	1,185,742	70,246	5.92
Total earning assets	1,469,892	83,213	5.66	1,300,615	72,879	5.60
Noninterest-earning assets	86,106			73,585
Total assets	1,555,998			1,374,200
Interest-bearing liabilities:
NOW and savings deposits	51,818	172	0.33	69,741	272	0.39
Money market deposits	133,363	2,730	2.05	50,690	553	1.09
Time deposits	816,298	19,049	2.33	754,256	13,186	1.75
Total interest-bearing deposits	1,001,479	21,951	2.19	874,687	14,011	1.60
Borrowings	31,884	287	0.90	45,223	664	1.47
Total interest-bearing liabilities	1,033,363	22,238	2.15	919,910	14,675	1.60
Noninterest-bearing liabilities:
Noninterest-bearing deposits	297,174			284,702
Other noninterest-bearing liabilities	40,924			21,683
Total noninterest-bearing liabilities	338,098			306,385
Shareholders' equity	184,537			147,905
Total liabilities and shareholders' equity	$1,555,998			$1,374,200
Net interest income		$60,975			$58,204
Net interest spread			3.51			4.00
Net interest margin			4.15			4.48

(1)Includes income and average balances for term federal funds sold, interest-earning time deposits and other miscellaneous interest-earning assets.

(2)Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$31,739	2.7%	$42,106	3.3%	$37,132	3.1%	$39,435	3.5%	$42,718	3.7%
Commercial Real Estate	424,950	36.5	436,692	34.6	420,332	35.3	392,714	34.5	396,598	34.6
Commercial and Industrial	53,105	4.6	47,247	3.8	43,771	3.7	41,916	3.7	33,100	2.9
Residential Real Estate	651,645	56.0	733,702	58.2	687,389	57.7	662,272	58.1	670,341	58.5
Consumer and other	1,768	0.2	1,658	0.1	2,287	0.2	2,294	0.2	2,957	0.3
Gross loans	$1,163,207	100%	$1,261,405	100%	$1,190,911	100%	$1,138,631	100%	$1,145,714	100%
Unearned income	(2,045)		(2,359)		(2,492)		(1,977)		(2,139)
Allowance for loan losses	(6,839)		(6,850)		(6,483)		(6,526)		(6,645)
Net loans	$1,154,323		$1,252,196		$1,181,936		$1,130,128		$1,136,930

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2019	2018
Nonaccrual loans	$12,236	$11,039	$13,633	$7,865	$5,667
Past due loans 90 days or more and still accruing	—	509	—	—	—
Accruing troubled debt restructured loans	2,459	2,969	3,130	3,298	3,298
Total non-performing loans	14,695	14,517	16,763	11,163	8,965
Other real estate owned	423	423	—	—	—
Total non-performing assets	$15,118	$14,940	$16,763	$11,163	$8,965

Nonperforming loans to gross loans	1.26%	1.15%	1.41%	0.98%	0.78%
Nonperforming assets to total assets	0.93	0.91	1.10	0.75	0.63
Allowance for loan losses to non-performing loans	46.54	47.19	38.67	58.46	74.12

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of or for the Three Months Ended					As of or for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2019	2019	2019	2019	2018	2019	2018
Balance, beginning of period	$6,850	$6,483	$6,526	$6,645	$6,881	$6,645	$6,925
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	(3)	(501)	(6)	(5)	67	(515)	66
Commercial and industrial	—	—	14	—	39	14	39
Residential real estate	—	—	—	—	—	—	—
Consumer and other	14	134	35	124	178	307	1,412
Total net charge-offs/(recoveries)	11	(367)	43	119	284	(194)	1,517
Provision for loan losses	—	—	—	—	48	—	1,237
Balance, end of period	$6,839	$6,850	$6,483	$6,526	$6,645	$6,839	$6,645
Total loans at end of period	$1,163,207	$1,261,405	$1,190,911	$1,138,631	$1,145,714	$1,163,207	$1,145,714
Average loans(1)	$1,236,392	$1,295,657	$1,217,943	$1,136,450	$1,141,020	$1,218,219	$1,110,451
Net charge-offs to average loans	0.00%	(0.11)%	0.01%	0.04%	0.10%	(0.02)%	0.14%
Allowance for loan losses to total loans	0.59	0.54	0.54	0.57	0.58	0.59	0.58

(1)Excludes loans held for sale